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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in (i) Registration Statement
No. 333-88014 of United Auto Group, Inc. on Form S-3 and (ii) Registration Statement Nos. 333-14971, 333-26219 and 333-50816 on Form S-8, of our report dated January 29, 2003 (except for Note 9 as to which the date is March 26, 2003), appearing in this Annual Report on Form 10-K of United Auto Group, Inc. for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP

New York, New York
March 26, 2003